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                                                                     Exhibit 11

                               Dean Foods Company

               Computation of Basic and Diluted Income Per Share
              ---------------------------------------------------
                  (In thousands, except for per share amounts)


                                                                Three Months Ended
                                                           -------------------------------
                                                             August 30,       August 24,
                                                               1998             1997
                                                           -------------     ------------
Income from Continuing Operations                          $   22,913         $   24,308
Loss from Discontinued Operations                              (1,741)            (2,761)
                                                           ----------         ----------
Net Income                                                 $   21,172         $   21,547
                                                           ==========         ==========

BASIC INCOME (LOSS) PER SHARE:
Income from Continuing Operations                          $      .57         $      .60
Loss from Discontinued Operations                                (.04)              (.07)
                                                           ----------         ----------
Net Income                                                 $      .53         $      .53
                                                           ==========         ==========
Weighted average common shares outstanding                     40,023             40,427
                                                           ==========         ==========

DILUTED INCOME (LOSS) PER SHARE:
Income from Continuing Operations                                $.56         $      .59
Loss from Discontinued Operations                                (.04)              (.07)
                                                           ----------         ----------
Net Income                                                 $      .52         $      .52
                                                           ==========         ==========
Adjusted weighted average common shares*                       40,983             41,224
                                                           ==========         ==========

* Includes weighted average number of potential common shares outstanding. Potential common shares consist solely of the outstanding options under the Company's stock option plan.